UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2018

Workday, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35680	20-2480422
(Commission File Number)	(IRS Employer Identification No.)

6110 Stoneridge Mall Road, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

(925) 951-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 1, 2018, Workday, Inc. (the “Company”), through its wholly-owned subsidiary Armadillo Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), consummated its previously announced acquisition of Adaptive Insights, Inc. (“Adaptive Insights”), a Delaware corporation (“Target”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated June 11, 2018 and as amended July 31, 2018, by and among the Company, Merger Sub and Target. Under the Merger Agreement, Merger Sub merged with and into Target, with Target becoming a wholly-owned subsidiary of the Company (the “Merger”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of Adaptive Insights is approximately $1.55 billion (the “Merger Consideration”), consisting of cash payments to holders of shares of Adaptive Insights capital stock, vested stock options and warrants and the assumption by the Company of unvested stock options and unvested restricted stock units held by Adaptive Insights employees. The Company will also issue new restricted stock unit awards worth up to $50 million to certain continuing employees.

The foregoing description of the Merger Agreement is a summary, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 8.01	Other Events

On August 1, 2018, the Company issued a press release announcing the consummation of its acquisition of Adaptive Insights. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated June 11, 2018, as amended on July 31, 2018.

99.1	Press Release dated August 1, 2018.

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2018	WORKDAY, INC.

	By:	/s/ James P. Shaughnessy
	Name:	James P. Shaughnessy
	Title:	Senior Vice President, General Counsel and Secretary